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                                                               EXHIBIT 99.(s)(4)

                                POWER OF ATTORNEY

     I, the undersigned, hereby authorize and appoint Thomas M. O'Brien and Mark
L. Kleifges, my attorney-in-fact, with full power to him to sign for me and in my name and in my capacity as a Trustee of RMR Asia Pacific Real Estate Fund (the "Trust"), any and all documents to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, including, but not limited to, any Registration Statements on Form N-2 and any other applicable Forms and any and all pre- and post-effective amendments to such Registration Statements, and to file the same, with all exhibits thereto and any and all other documents in connection thereunder with the SEC deemed necessary or advisable to enable the Trust to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or blue sky laws of any state or other jurisdiction, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as I might or could do in person, with full power of substitution and revocation; and I do hereby ratify and confirm all that said attorney-in-fact may lawfully do or cause to be done by virtue of this power of attorney.

     WITNESS my hand as of the 20th day of April, 2006.


                                           /s/ Frank J. Bailey
                                           ---------------------
                                           Frank J. Bailey